InspireMD Elects Sol J. Barer, Ph.D. Chairman of the Board of Directors

Founder of Celgene Agrees to Chair the Board

Tel-Aviv, November 17, 2011 -- InspireMD, Inc. (OTC BB: NSPR) (“InspireMD” or the “Company”), a medical device company focusing on the development and commercialization of its proprietary stent platform technology, today announced that Sol J. Barer, Ph.D., a current member of the Company’s board of directors and the former Chairman and CEO of Celgene Corporation, has been elected the Chairman of InspireMD’s Board of Directors, effective immediately. InspireMD thanks Asher Holzer for his contributions as chairman and leading the Company to its current successful stage. Mr. Holzer will continue as President of the Company and a member of the Board of Directors.

Dr. Barer commented, “Since I joined the Board of Directors mid-year, I have become  increasingly impressed with the Company’s potential and am very pleased to have been asked to take the Chairman’s role. I look forward to working with the Board and management in developing products and securing regulatory approval for life-saving products and positioning the Company for enhanced shareholder value.”

Dr. Barer has more than 30 years experience with publicly traded biotechnology companies. In 1980, he was with Celanese Research Company when he formed the biotechnology group that was subsequently spun out to form Celgene. Dr. Barer spent 18 years leading Celgene, holding the positions of president, COO and Chairman and CEO during different periods, culminating with his tenure as Celgene’s Executive Chairman before retiring in June of 2011. Celgene’s market capitalization at his retirement was approximately $27 billion. Dr. Barer serves on the Board of several companies including: Amicus Therapeutics, Inc., Aegerion Pharmaceuticals, Inc., ContraFect Corp., Cerecor Corp and Edge Therapeutics, Inc. He serves as Chairman of BioNJ Inc., the 300 company biotechnology organization of New Jersey, as Chairman of the Governor of New Jersey’s UMDNJ Advisory Committee and advises several corporations.

Asher Holzer added, “I am pleased that Dr. Barer has agreed to become chairman of InspireMD, and I am confident that his experience will help the Company reach the next level.”

About InspireMD Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuardTM. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD’s common stock is listed on the OTC BB under the ticker symbol “NSPR”.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Registration Statement on Form S-1 filed with the SEC on October 12, 2011. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Company Contact:
www.inspire-md.com
Jonina Ohayon
Marketing Director
jonina@inspire-md.com
OTC BB: NSPR

Investor Contact:
Jeffrey Stanlis
Partner, Hayden IR
jeff@haydenir.com
(602) 476-1821